                                                                    Exhibit 11.1


                             Bancorp Hawaii, Inc.

             Statement Regarding Computation of Per Share Earnings
                            Years Ended December 31


                                                                Fully
                                               Primary          Diluted
                                             ------------   ------------
1996

Net Income                                   $133,124,000   $133,124,000
                                             ============   ============
Daily Average Shares Outstanding               40,797,864     40,797,864
Shares Assumed Issued for Stock Options           414,398        436,424
                                             ------------   ------------
                                               41,212,262     41,234,288
                                             ============   ============
Earnings Per Common Share and
 Common Share Equivalents                    $       3.23   $       3.23
                                             ============   ============

1995

Net Income                                   $121,800,000   $121,800,000
                                             ============   ============
Daily Average Shares Outstanding               41,662,939     41,662,939
Shares Assumed Issued for Stock Options           364,517        399,005
                                             ------------   ------------
                                               42,027,456     42,061,944
                                             ============   ============
Earnings Per Common Share and
 Common Share Equivalents                    $       2.90   $       2.90
                                             ============   ============

1994

Net Income                                   $117,738,000   $117,738,000
                                             ============   ============
Daily Average Shares Outstanding               42,356,253     42,356,253
Shares Assumed Issued for Stock Options           468,278        468,278
                                             ------------   ------------
                                               42,824,531     42,824,531
                                             ============   ============
Earnings Per Common Share and
 Common Share Equivalents                    $       2.75   $       2.75
                                             ============   ============